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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2000, (except for Note 20, as to which the date is March 29, 2000) relating to the consolidated financial statements, which appears in the Integra LifeSciences Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 1, 2000 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
September 18, 2000